                      CONSENT OF INDEPENDENT ACCOUNTANTS






   We consent to the incorporation by reference in the registration statements of Kimco Realty Corporation and Subsidiaries on Forms S-3 (File Nos. 333-61303 and 33-60050) and Form S-8 (File Nos. 333-61323
   and 33-80729), of our report dated February 26, 1999, on our audits of the consolidated financial statements and financial statement schedules of Kimco Realty Corporation and Subsidiaries, as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report of Form 10-K.


                                                  /S/ PRICEWATERHOUSECOOPERS LLP



   New York, New York
   March 29, 1999